Home Equity Loan-Backed Term Notes, GMACM Series 2001-HE4
                                Payment Date 11/16/2001
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Servicing Certificate                       Group 1
---------------------
Beginning Pool Balance                          458,460,159.37
Beginning PFA                                   152,834,840.63
Ending Pool Balance                             450,792,810.81
Ending PFA Balance                              152,834,840.63
Principal Collections                             7,667,348.56
Principal Draws                                              -
Net Principal Collections                         7,667,348.56
Active Loan Count                                       12,089

Interest Collections                              2,999,073.79

Weighted Average Net WAC Rate                         7.41332%
Substitution Adjustment Amount                            0.00

              Beginning         Ending                                        Interest       Security
Term Notes     Balance          Balance      Factor     Principal  Interest   Shortfalls  %       Coupon
----------     -------          -------      ------     ---------  ---------  ----------  -       ------
Class A-1     255,714,000.00 248,046,651.44  0.9700159 7,667,348.56600,075.52     0.00  40.58%        2.640%
Class A-2     150,000,000.00 150,000,000.00  1.0000000        0.00 631,250.00     0.00  24.54%        5.050%
Class A-3      38,466,000.00 38,466,000.00   1.0000000        0.00 126,617.25     0.00   6.29%        3.950%
Class A-4      82,559,000.00 82,559,000.00   1.0000000        0.00 311,660.23     0.00  13.51%        4.530%
Class A-5      84,556,000.00 84,556,000.00   1.0000000        0.00 400,231.73     0.00  13.83%        5.680%
Class A-6      61,129,000.00 61,129,000.00   1.0000000        0.00 407,526.67     0.00   0.00%        8.000%
Certificates      -                -            -           -      1,093,311.77  -        -          -

Beginning Overcollateralization Amount                    0.00
Overcollateralization Amount Increase (Decrease)          0.00
Outstanding Overcollateralization Amount                  0.00
Required Overcollateralization Amount             7,641,187.50

Credit Enhancement Draw Amount                            0.00
Unreimbursed Prior Draws                                  0.00


                                                                               Number      Percent
                                                       Balance                of Loans   of Balance
Delinquent Loans (30 Days)                          298,999.39                    5         0.07%
Delinquent Loans (60 Days)                                   -                    0         0.00%
Delinquent Loans (90 Days)                                   -                    0         0.00%
Delinquent Loans (120 Days)                                  -                    0         0.00%
Delinquent Loans (150 Days)                                  -                    0         0.00%
Delinquent Loans (180+ Days)                                 -                    0         0.00%
Foreclosure                                                  -                    0         0.00%
REO                                                          -                    0         0.00%

* Bankruptcy, Foreclosure, REO are included in the Delinquency Numbers.

                                                                      Percent of
                                             Liquidation To-DatPool Balance
                                            -------------------
Beginning Loss Amount                                     0.00
Current Month Loss Amount                                 0.00
Current Month Recoveries                                  0.00
                                            -------------------
Ending Loss Amount                                        0.00     0.00%

                                              Special Hazard                    Fraud    Bankruptcy
                                            -------------------              ------------------------
Beginning Amount                                          0.00                      0.00        0.00
Current Month Loss Amount                                 0.00                      0.00        0.00
Ending Amount                                                -                         -           -

Extraordinary Event Losses                                0.00
Excess Loss Amounts                                       0.00

Capitalized Interest Account
Beginning Balance                                 1,456,593.73
Withdraw relating to Collection Period              555,214.74
Interest Earned (Zero, Paid to Funding Account)          0.00
                                                         ----
Total Ending Capitalized Interest Account Balance as901,378.99t Date
Interest earned for Collection Period                   755.87
Interest withdrawn related to prior Collection Period     0.00


Prefunding Account
Beginning Balance                               152,834,840.63
Additional Purchases during Revolving Period              0.00
Excess of Draws over Principal Collections               0.00
                                                         ----
Total Ending Balance as of Payment Date         152,834,840.63
Interest earned for Collection Period                79,305.33
Interest withdrawn related to prior Collection Period     0.00

Cuurent Month Repurchases Units                              0
Cuurent Month Repurchases ($)                                0


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